[LOGO]

                                                                January 21, 1999



Board of Directors

Federal Affordable Housing Corporation.


We consent to the use of our report dated August 22, 1997, on the financial statements of Federal Affordable Housing Corporation in Form 10-KSB for the fiscal year ended May 31, 1997.


       /s/ J. Michael Daily & Associates, C.P.A'S